UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2014

Silver Bay Realty Trust Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35760	90-0867250
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 250 Minnetonka, MN	55305
(Address of Principal Executive Offices)	(Zip Code)

(952) 358-4400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

As previously disclosed in a Current Report on Form 8-K filed August 4, 2013, Silver Bay Realty Trust Corp., a Maryland corporation (“Silver Bay” or the “Company”), has entered into a Contribution Agreement with its external manager to internalize its management structure and terminate its existing management agreement (the “Internalization”).

The following are excerpts from the script read by the Chief Executive Officer and Chief Financial Officer of Silver Bay during an investor call held on August 7, 2014 in regard to the Company’s results for the quarter ended June 30, 2014 and related matters with respect to the proposed Internalization:

“On August 3rd, we entered into an agreement to internalize the management of the Company.  We summarized the agreement in a press release on August 4, and the details may be found in an 8-K that we filed with the SEC the same day.  Since our IPO in December 2012, we have been externally managed by PRCM Real Estate Advisers, a company that is jointly owned by Pine River Capital Management and Provident Real Estate Advisors.  Under the agreement, Silver Bay will acquire the external manager in exchange for approximately 2.2 million common units of our subsidiary, Silver Bay Operating Partnership, which may be redeemed for shares of our common stock or cash at the Company’s election.  This represents approximately 5.8% of our existing shares outstanding.  The proposed transaction is subject to stockholder approval to be held at a special meeting of stockholders.

“Silver Bay’s relationship with Pine River, Provident and Two Harbors has been instrumental to our success since our formation as we established our business operations and built our portfolio. The decision to become an internally managed company is a natural progression for Silver Bay as our business and dedicated infrastructure has matured. We believe this transaction will benefit our stockholders through reduced expense in the combined general and administrative and advisory management fee expense categories, improved cash flow and a simplified corporate structure.

“Excluding the impact of transaction-related expenses and adjustments, we expect the transaction to improve FFO on a go forward basis, because the elimination of the advisory management fee exceeds the estimated $3.0-3.5 million in incremental annual costs that we will add as a result of the internalization.  Additionally, the transaction is expected to reduce our NAV per share by approximately $1.15-$1.30 per share after taking into account transaction related expenses and the issuance of common units.  We believe that the benefits from the improvement in cash flow and the simplification of our corporate structure outweigh the modest NAV per share dilution and are favorable for our stockholders.  We look forward to presenting the transaction to our stockholders for approval at an upcoming special meeting.  In due course, we will announce the date of that meeting and send copies of a proxy statement to all stockholders of record for their full consideration.”

“We are optimistic about Silver Bay’s financial and operating trajectory.  The completion of our first securitization and the pending internalization of management combined with improved operational efficiency is positioning us well to grow, to realize the Company’s full earnings potential, and to create enduring value for our stockholders.

“We recently entered into an agreement to internalize the management of the Company.  The internalization of our external manager will involve Silver Bay acquiring the external manager in exchange for approximately 2.2 million common units, plus the assumption of certain liabilities and transaction costs related to professional advisory and legal fees.  These one-time costs will be recorded as G&A expense in the quarter the transaction is completed.  Under the existing management contract, we have been paying an annual advisory management fee of 1.5% of our market capitalization, which has been running approximately $9.2 million on a trailing twelve months basis.  After the internalization, this expense will be gone.  This savings will be partially offset by an increase in our base G&A of $3.0 to $3.5 million on an annual basis to cover certain personnel costs previously incurred by our Manager as well as some additional headcount required by the internalization.”

The following are excerpts from the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014 related to the Internalization:

From Part I, Item 1 Financial Statements:

“Silver Bay announced on August 4, 2014 that it has entered into a contribution agreement to acquire the Manager in exchange for 2,231,511 common units of the Operating Partnership, which are redeemable for cash or, at Silver Bay’s election, a number of the Company’s common shares on a one-for-one basis that represents approximately 5.8% of the outstanding capital stock of Silver Bay as of June 30, 2014. Following such transaction, Silver Bay will own all material assets and intellectual property rights of the Manager currently used in the conduct of its business and will be managed by officers and employees who currently work for the Manager and who are expected to become employees of Silver Bay or a subsidiary thereof as a result of the internalization.

“The contribution agreement includes a net worth adjustment, payable in cash, in the event that the closing net worth of the Manager is greater or less than zero dollars after making an adjustment to exclude any liabilities for accrued bonus compensation payable to the chief executive officer and personnel providing data analytics directly supporting the investment function of the Company. The Manager will receive management fees under the advisory management agreement and property management and acquisition services agreement through September 30, 2014, regardless of when the transaction closes.  The Manager will continue to receive expense reimbursement under the existing management agreements through the closing date and, from September 30, 2014 through the closing date, will receive expense reimbursement for the compensation of Silver Bay’s chief executive officer and personnel providing data analytics directly supporting the investment function. The contribution agreement can be terminated by the mutual agreement of the members of the Manager, the Operating Partnership and Silver Bay before or after stockholder approval and can be terminated by Silver Bay or the members of the Manager if the internalization has not been approved by the Company’s stockholders on or before December 31, 2014. If the contribution agreement is terminated, Silver Bay will continue to pay the management fees and expense reimbursement under the existing management agreements.

“This transaction remains subject to approval of the Company’s stockholders. Although an agreement has been reached, there is no assurance that the stockholders will approve the transaction or that the internalization will be completed.”

From Part II, Item 1A. Risk Factors:

“Our net income and FFO may decrease in the near term as a result of the Internalization.

“We will expense all cash and non-cash costs involved in the acquisition of our Manager and internalization of our management, or the Internalization. As a result, our net income and FFO will decrease in the period in which the Internalization closes, driven predominately by the non-cash charge related to the issuance of common units and, to a lesser extent, for liabilities assumed and other transaction related costs. We expect the Internalization to be accretive to net income and FFO per share because the savings from the reduction in management fees will more than offset the dilutive issuance of common units in our Operating Partnership and any increased personnel and other expenses beginning in the quarter following closing. However, if the expenses we assume as a result of the Internalization are higher than we anticipate, our net income per share and FFO per share would be adversely affected.

“We may not be able to hire the Pine River employees who are currently managing our business and operations and may not adequately replace Pine River personnel who dedicate only a portion of their time to Silver Bay.

“We expect to hire certain employees of Pine River in connection with the Internalization. The contribution agreement we entered to effect the Internalization provides that Pine River will use commercially reasonable efforts to encourage the employees who currently provide dedicated services to Silver Bay to become employees of Silver Bay following the closing of the Internalization, including our Chief Executive Officer and Chief Financial Officer; however, these employees have not yet been offered employment and may not decide to accept employment with Silver Bay.  If we need to recruit and hire additional personnel, there may be delays in doing so, the compensation to such employees may be higher, and there could be disruptions to our business.

“In addition to having employees who provide dedicated services to us, Pine River has certain employees and partners who provide services to us as needed. We do not expect to hire any of these people, which include Mr. O’Brien, our General Counsel and Secretary who will resign on or before the closing of the Internalization.  Instead, we will need to find others to provide the services currently performed by these resources. If we need to recruit and hire additional personnel to replace these resources, there may be delays in doing so, the compensation to such employees may be higher, and there could be disruptions to our business.

“We may not manage the Internalization effectively.

“The Internalization could be a time consuming and costly process. If we fail to plan and manage the Internalization efficiently and effectively, our ability to manage our properties and business may be adversely affected and we may not realize anticipated cost savings benefits.”

From Part II, Item 5 Other Information:

“On August 4, 2014, we announced that we entered into a contribution agreement to acquire our Manager in exchange for 2,231,511 common units of Silver Bay Operating Partnership L.P., or the Operating Partnership, which are redeemable for cash or, at our election, a number of our common shares on a one-for-one basis that represent approximately 5.8% of our outstanding capital stock as of June 30, 2014. Following such a transaction, we will own all material assets and intellectual property rights of our Manager currently used in the conduct of its business and will be managed by officers and employees who currently work for our Manager and who we expect to become our employees as a result of the internalization.

“The contribution agreement includes a net worth adjustment, payable in cash, in the event that the closing net worth of our Manager is greater or less than zero dollars after making an adjustment to exclude any liabilities for accrued bonus compensation payable to our chief executive officer and personnel providing data analytics directly supporting the investment function of the Company. Our Manager will receive management fees under the advisory management agreement and property management and acquisition services agreement through September 30, 2014, regardless of when the transaction closes. Our Manager will continue to receive expense reimbursement under the management agreements through the closing date and, from September 30, 2014 through the closing, will receive expense reimbursement for the compensation of our chief executive officer and personnel providing data analytics directly supporting the investment function. The contribution agreement can be terminated by the mutual agreement of the members of our Manager, the Operating Partnership and us before or after stockholder approval and can be terminated by the members of our Manager or us if the internalization has not been approved by our stockholders on or before December 31, 2014. If the contribution agreement is terminated, we will continue to pay the management fees and expense reimbursement under the existing management agreements.

“This transaction remains subject to approval of our stockholders. Although an agreement has been reached, there is no assurance that our stockholders will approve the transaction or that the internalization will be completed.”

Important Additional Information

IN CONNECTION WITH THE INTERNALIZATION TRANSACTION CONTEMPLATED BY THE CONTRIBUTION AGREEMENT, THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION.  INVESTORS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE MANAGER AND THE TRANSACTIONS CONTEMPLATED BY THE CONTRIBUTION AGREEMENT, INCLUDING ITS TERMS AND ANTICIPATED EFFECTS AND RISKS TO BE CONSIDERED BY SILVER BAY’S STOCKHOLDERS. Stockholders of Silver Bay, and other interested persons, may find additional information regarding Silver Bay at the Commission’s Internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, telephone (952) 358-4400.

Forward Looking Statements

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include the timing of the transaction and involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: failure to obtain stockholder approval of the transaction and failure to successfully manage the integration of the Manager into the Company.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.
(Registrant)

Date: August 7, 2014	By:	/s/ Timothy W.J. O’Brien
Timothy W.J. O’Brien
General Counsel and Secretary